EXHIBIT 16.1

December 15, 2015

Securities and Exchange Commission

100 F. Street

Washington, DC 20549 - 7561

Re: Jubilant Flame International, Ltd

Commission File No. 333- 174456

We have read the statements that we understand Jubilant Flame International, Ltd will be included under Item 4.01 of the Form 8-K report dated December 15, 2015 and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

Cutler & Co., LLC

Wheat Ridge, Colorado